UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earlies event reported)	June 20, 2012

First Security Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction of Incorporation)

000-49747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the First Security Group, Inc. (“First Security”) was held on June 20, 2012 (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. The matters listed below were submitted to a vote of First Security's shareholders and the final voting results were as follows:

The following nominees were elected by First Security's common stock holders as Directors of First Security to serve until the 2013 Annual Meeting of Shareholders and until their successors have been elected and qualified:

Name	For	Withheld	Broker Non-Votes
William C. Hall	630,608	33,428	558,375
Carol H. Jackson	627,216	36,820	558,375
Robert P. Keller	645,203	18,833	558,375
Ralph L. Kendall	636,516	27,520	558,375
Kelly P. Kirkland	631,976	32,060	558,375
D. Michael Kramer	658,222	5,814	558,375
Larry D. Mauldin	658,554	5,484	558,375

The following nominees were elected by First Security's Series A Preferred Stock holder as Directors of First Security to serve until the 2013 Annual Meeting of Shareholders and until their successors are elected and qualified, or until all dividends payable on all outstanding shares of the Series A Preferred Stock have been declared and paid in full:

Name
William F. Grant, III
Robert R. Lane

A non-binding resolution approving the compensation of First Security's executive officers, as disclosed under the federal securities laws, was approved by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
595,317	47,602	21,117	558,375

The shareholders approved the adoption of the First Security Group, Inc. 2012 Long-Term Incentive Plan by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
479,496	160,847	25,524	556,544

The appointment of Crowe Horwath LLP, as First Security's independent public accounting firm for the fiscal year ending December 31, 2012 was ratified by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
1,209,345	5,533	3,182	4,351

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC
Dated:	June 26, 2012

By:	/s/ John R. Haddock
Name:	John R. Haddock
Title:	Chief Financial Officer